UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2021

CHF Solutions, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35312	No. 68-0533453
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12988 Valley View Road, Eden Prairie, MN 55344
(Address of Principal Executive Offices) (Zip Code)

(952) 345-4200
(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CHFS	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2021, Claudia Drayton notified CHF Solutions, Inc., a Delaware corporation (the “Company”) of her decision to resign as the Chief Financial Officer of the Company.  Ms. Drayton’s last date with the Company is expected to be April 16, 2021.  Ms. Drayton’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or procedures.  The Company will commence a formal search process for the position of Chief Financial Officer for the Company.

On April 5, 2021, the Board of Directors (the “Board”) of the Company appointed Nestor Jaramillo, Jr., the Company's President and Chief Executive Officer, as the interim Chief Financial Officer and the interim Principal Financial Officer. Mr. Jaramillo, age 63, has served as the Company's President and Chief Executive Officer since January 2021.

There is no arrangement or understanding between Mr. Jaramillo and any other person pursuant to which Mr. Jaramillo was selected as an officer. Mr. Jaramillo has no family relationships with any of the Company’s directors or executive officers. There are no transactions and no proposed transactions between Mr. Jaramillo and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On April 5, 2021, the Board appointed Paul Wotta as the Company’s interim Principal Accounting Officer. Mr. Wotta, age 64, has served as the Company's Corporate Controller since December 2011.  Previously, Mr. Wotta served as the Divisional Controller at Cenveo, Inc. from August 2010 to December 2011.  Mr. Wotta holds a B.S. in Accounting from St. John’s University and is a Certified Public Accountant (inactive).

There is no arrangement or understanding between Mr. Wotta and any other person pursuant to which Mr. Wotta was selected as an officer. Mr. Wotta has no family relationships with any of the Company's directors or executive officers. There are no transactions and no proposed transactions between Mr. Wotta and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2021	CHF SOLUTIONS, INC.

	By:	/s/ Nestor Jaramillo, Jr
Name:	Nestor Jaramillo, Jr.
Title:	President, Chief Executive Officer, and Interim Chief Financial Officer